UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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The Walt Disney Company
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 TO VOTE OUR BOARD REASONS TO VOTE The Walt Disney Company EXPERT ANALYSIS NEWS & MEDIA CONTACTS Expert Analysis PUCK March 12, 2024 “In fact. Peltz’s proxy fight for Disney has been a loserever since he tried to pass off the 32.3 million Disney shares he speaks for (including the Ike Perlmutter tranche) as his own, when really Trian owns just 6.77 millon Disney shares. Peltz also sold some 600.000 shares during the fourth quarter of 2023 for a nifty prolit. What kind of alleged long-term-minded minded investor sells shares for a nice profit in the middle of a proxy fight?” William D. Cohan Puck News MACQUIRE February 7, 2024 “Disney reported an FlQ earning,s beat and  lots of news that speak to its long-term potential Disney may be turning a comer; at least it is heading into the proxy battle from a position of greater strength.” Tim Nollen Macquarie TD TD Cowen a division of TD Securities February 7, 2024 We would not want to be making the activist case after those fireworks... Disney’s Q1:F24 results had a lot of everything: a quarterly beat, surprise strong FY guidance, positive new content announcements, an intriguing partnership with Epic, and a share buyback -all of this on top of the streaming sports JV news from Tuesday night.” Doug Creutz TO Cowen

On March 13, 2024, The Walt Disney Company (“Disney”) updated its website www.VoteDisney.com, which contains information relating to Disney’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

 HOW TO VOTE OUR BOARD REASONS TO VOTE The Walt Disney Company EXPERT ANALYSIS NEWS & MEDIA COMPANY NEWS SHAREHOLDER MATERIALS CONTACTS Shareholder Materials Downloads PDF PDF March 13, 2024 Correcting Trian’s Fiction With Facts PDF March 12, 2024 Letter to Shareholders Industry experts agree Disney has the right plan and team PDF March 11, 2024 Investor Presentation PDF March 6, 2024 Disney separates fact from fiction, highlighting false activist claims. PDF February 26, 2024 Disney highlights progress made and promises kept PDF February 14, 2024 Shareholder Brochure See how Disney is delivering on its strategy: Learn how to vote View All

. Company S’ HOWTO VOTE OUR BOARD REASONS TO VOTE v NEWS & MEDIA v EXPERT ANALYSIS Expert Analysis CONTACTS CNBC Watch Video O MACQUARIE March 13. 2024 “If you are an activist investor and trying to demonstrate to the world that you are committed to this company, you shouldn’t be selling shares in the middle of the proxy contest.” Andrew Ross Sorkin CNBC Squawk Box March 12. 2024 “in fact, Peltz’s proxy fight for Disney has been a loser ever since he tried to pass off the 323 million Disney shares he speaks for (including the Ike Perlmutter tranche) as his own. when really Trian owns just 6.77 million Disney shares. Peltz also sold some 600.000 shares during the fourth quarter of 2023 for a nifty profit. What kind of alleged long-term-minded investor sells shares for a nice profit In the middle at a proxy fight?” February 7. 2024 “Disney reported an F1Q earnings beat and Lots of news that speak to its long-term potential Disney may be turning a comer: at least it is heading into the proxy battle from a position of greater strength.” Tim Nollen Macquarie William D. Cohan Puck News

CNBC: Squawk Box: Disney Board Battle Gets Personal
March 12, 2024, 6:05 AM ET

TRANSCRIPT

Becky Quick: Disney turning up the heat with its proxy battle with Nelson Peltz. Releasing a campaign-style video on its site, VoteDisney.com, here is part of that ad:

*Audio from Disney Video: What is the harm of letting activist investor Nelson Peltz or Jay Rasulo have a seat on Disney’s board? The answer is simple. If they succeed, Disney could suffer the same fate as other great companies that Peltz has previously infiltrated such as GE and DuPont. Nelson Peltz has a long history of attacking companies to the ultimate detriment of shareholder value. His quest also seems more about vanity than about a belief in Disney.

Quick: Wow. That video also criticizes Peltz’s board nominee Jay Rasulo saying that he is a former Disney employee who was passed over for a promotion nearly a decade ago and hasn’t been employed since leaving the company, and the video calls Peltz ally Ike Perlmutter a “disgruntled former employee.” Yesterday, a Trian spokesperson responded to Disney’s presentation, calling it and its words: “long on aesthetics and excuses, full of barbs unbecoming of a company like Disney and devoid of even a claim that the incumbent board has generated strong returns for shareholders.

Andrew Ross Sorkin: The bigger question I would ask is on the Nelson Peltz front, is you know he sold shares in this company, just in the past couple of months. If you are an activist investor and you are trying to demonstrate to the world that you actually are committed to this company, you shouldn’t be selling shares in the middle of the proxy contest.

Joe Kernen: Well, how much does he have left?

Sorkin: Six or some odd-million dollars, and then he’s got the Ike Perlmutter share, which are not his, he still owns about 680,000 shares I believe.

Kernen: Is 0.001% enough to mount some type of campaign?

Sorkin: Well, that’s what is happening here.

Kernen: Right, well he’s got some. He has more than I have.

Sorkin: He has more than you do. This is true.

Kernen: But maybe not Comcast… You know probably, probably Comcast too.

END OF CONVERSATION

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors.

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.